EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form 10/A of our report dated December 18, 2007, relating to the consolidated financial statements of Espre Solutions, Inc. and subsidiary.

/s/ Sweeney, Gates & Co.

Fort Lauderdale, Florida
February 27, 2008